Processing Office                Toll-Free Voice: 1-800-526-2701 PO BOX 4875                Fax: 1-816-502-0175 Syracuse NY 13221                 mrp.equitable.com ENROLLMENT FORM Participant/Employer Information ☐ Mr.    ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other: _                Participant E-mail address: Participant’s Name: Employer’s Name: Social Security Number: Date of Birth: Employer’s Plan ID (e.g.ABC123456): _ I. Essential Dates (completed by Employer, see instructions for assistance) PARTICIPANT DATES                MONTH                DAY                 YEAR Employment Date (Date of Hire)     _ Participation Date (Entry Date into Plan)     _ NOTE: If your plan contains different eligibility requirements for Employer, 401(k), Matching, and/or Post-Tax Employee contributions, please see instructions or contact a Retirement Plan Account Manager for assistance. II. Ownership Status (complete this section only if the participant is an owner) I am a more than 5% owner â‘ Y    â‘ N                 I am an owner-employee* â‘ Y    â‘ N (*Owns more than 10% of the capital or profit interest in the business, if unincorporated)                 I am a partner    â‘ Y    â‘ N I am a shareholder â‘ Y    â‘ N III. Beneficiary Statement (completed by Participant) (If you check B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form is not valid, the beneficiary statement below will apply in the event of death.) A. â‘ I hereby agree to the beneficiary statement below. B. â‘ I have attached a designation or change of beneficiary form. BENEFICIARY STATEMENT If you have not named a beneficiary to receive your death benefit under this Plan, any amount which becomes payable upon my death will be made payable to the default beneficiary (ies) under the terms of the Plan. IV. Signatures (completed by Participant and Employer) I, the participant, have received and reviewed the prospectus for the Members Retirement Program. I, the participant, have completed the investment allocation section on the reverse side of this form and understand that if no election is in place at the time contributions are received by us then those amounts will be invested in the in the plan’s Qualified Default Investment Alternative (QDIA). I, the employer, certify that the information provided is true and accurate. _ V. Allocation of Contributions Don’t forget to please attach a Signature of Participant    Date check for $25 per enrollment form, made payable to Equitable. Signature of Employer    Date Enroll Form- 6/20

INSTRUCTIONS Asset Class Investment Option Future Contributions AND NOTES EQ/Money Market (695) % ******************************** Cash Equivalents Guaranteed Interest Option (GI5) % *** EQ/ Intermediate Govt. Bond (680) % Fill in WHOLE EQ/PIMCO Ultra Short Bond (684) % percentages to total EQ/Core PLUS Bond (694) % 100%. If no election is Bonds made on this form, Multimanager Core Bond (649) % contributions or loan Vanguard VIF TotalBond Mrket Index (655) % repayments received EQ/PIMCO Global Real Return (656) % will be invested in the AllianceBernstein Balanced (10) % plan’s Qualified Default EQ/Conservative Allocation (689) % Investment Alternative (QDIA) until a change EQ/Conservative Plus Allocation (692) % of investment EQ/Moderate Allocation (690) % allocation is requested EQ/Moderate Plus Allocation (693) % by the participant. EQ/Aggressive Allocation (691) % **************** ******************** 1290 Retirement 2020 (620) % *** 1290 Retirement 2025 (621) % Asset Allocation 1290 Retirement 2030 (622) % How to Make Changes 1290 Retirement 2035 (623) % and Access Account 1290 Retirement 2040 (624) % Information after 1290 Retirement 2045 (625) % 1290 Retirement 2050 Enrollment 626) % 1290 Retirement 2055 (627) % Website 1290 Retirement 2060 (628) % mrp.equitable.com 1290VTDoubleLine Dynamic Allocation (651) % EQ/All Asset Growth Allocation (650) % EQ/International Equity Index (679) % Automated Voice Response System International/Global Stocks EQ/InternationalCoreManagedVolatility(674) % 1-800-526-2701 EQ/Global Equity Managed Volatility(682) % EQ/MFS International Growth (647) % EQ/Capital Group Research (678) % Form Large Cap Blend Vanguard VIF Total Stock Market Index (654) % Change of Investment Allocation Form EQ/Equity 500 Index (671) % Alliance/Bernstein Growth Equity* (4) % 1290 VT Socially Responsible (666) % Large Cap Growth EQ/LargeCapGrowthManagedVolatility(667) % * †There is no capitalization EQ/T.Rowe Price Growth Stock (640) % constraint on this fund. The capitalization size of the EQ/Large Cap Growth Index (641) % fund is driven by stock EQ/ClearBridge Large Cap Growth (642) % selection. Currently, the EQ/Large Cap Value ManagedVolatility(676) % fund may be considered to Large Cap Value be large capitalization. 1290 VT Equity Income (643) % Mid Cap Growth AllianceBernstein Mid Cap Growth (3) % EQ/Janus Enterprise (644) % Mid Cap Value EQ/Mid Cap Value Managed Volatility (662) % Mid Cap Blend EQ/Mid Cap Index (645) % Small Cap Growth EQ/AB Small Cap Growth (646) % Small Cap Value 1290 VT GAMCO Small Company Value (683) % Small Cap Blend EQ/Small Company Index (675) % Multimanager Technology (681) % Sector/Specialty 1290 VT GAMCO Mergers& Acquisitions (648) % =100% MEMBERS RETIREMENT PROGRAM Enroll Form- 6/20

Instructions for Completing the Enrollment Form

INSTRUCTIONS FOR THE EMPLOYER

Before giving this enrollment form to the participant, you should enter the essential dates (Section I) for that participant.

Under the terms of the plan, there are two participant dates or entry dates per year, unless otherwise specified on the participation agreement. They occur on the first day of the plan year and the first day of the seventh month of the plan year. For example, in calendar year plans the participation or entry dates are January 1 and July 1.

The correct participation date is the first entry date after the participant satisfies the age and service eligibility requirements for participation in the plan. These requirements are indicated in Section III of the adoption agreement. For example, the participation date for an employee who was hired on July 17, 2018, and whose employer elected a one-year service requirement and no age requirement would be January 1, 2020 in a calendar year plan.

If the above plan is a profit sharing plan with a 401(k) feature and the employer elected six months of service requirement for the 401(k) portion of the plan while keeping the one-year requirement for the profit sharing plan, this employee would enter the 401(k) plan on July 1, 2018. The employee is not eligible for the profit sharing plan until January 1, 2020. If your plan has different eligibility requirements, please contact a Retirement Plan Account Manager for further assistance with these multiple entry dates.

After your employee completes the enrollment form, it should be returned to you. You must certify (Section V) each employee’s enrollment form for accuracy. Retain a copy for your records and return the original forms to the Trustees at the address listed at the top of the form. This address should not be used for overnight or express mail. Please see the prospectus for overnight mailing address. Please attach a check for $25 per enrollment form, made payable to Equitable.

INSTRUCTIONS FOR THE PARTICIPANT

Complete all sections of the enrollment form. Please type or print clearly with a pen. If you participate in two plans, you should have received two enrollment forms. The plan number on each form should be different (001, 002, etc.). Ask your employer which number applies to which plan. The completed form should be returned to your employer.

Section I – Essential Dates

Your employer will enter the information in this section.

Section II – Ownership Status

Complete Section II only if you have ownership in the practice. Check whichever answer is appropriate for each line.

An owner-employee is someone who owns more than 10% of the capital or profits interest in an unincorporated practice. A partner is someone who has ownership in an unincorporated practice, and who is not a sole-proprietor.

Section III – Beneficiary Statement

Check either A or B. If you wish to make a special designation, have your employer request a designation or change of beneficiary form from the Trustees. If you checked B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form was not properly completed, the default beneficiary provision of the Plan document will be apply in the event of death.

Enrolment Form 6/20

Section IV – Signatures

Sign and date the enrollment form. Then return the completed form to your employer. Once certified by the employer, the form will be returned to the Trustees. Retain a copy for your records. Be sure to complete the investment allocation instructions in section V before returning to your employer.

Section V – Allocation of Contributions

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The Future Contributions Column determines how all future contributions to your account will be invested in the various investment options. “Future contributions” are contributions received by us on or after the date we receive this form.

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Changes to investment allocation elections will be made that have been properly completed. If we do not have an election on file when a contribution is received, those amounts will be invested in the plan’s Qualified Default Investment Alternative (QDIA) until a change of investment allocation is requested by the participant.

•	You may choose different allocations for employer and employee contributions for future contributions.

•	Please use only whole percentages and make certain that each column totals 100%. Decimals, fractions or dollar amounts are not acceptable.

•	These elections will appear on your next confirmation notice and will remain in effect until changed by appropriate notice to the Trustees.

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If your plan has a 401(k) feature, allocations for employer contributions (column A) will also apply to qualified non-elective, qualified matching, SIMPLE Employer, Safe Harbor Non-Elective/Matching and matching contribution types. Allocation percentages in column B will apply to post-tax employee, salary deferral and Roth contribution types.

HOW TO MAKE CHANGES AND ACCESS ACCOUNT INFORMATION AFTER ENROLLMENT

•	Website - mrp.equitable.com

•	Automated Voice Response System – 1-800-526-2701

•	Change of Investment Allocation Form

For website and Automated Voice Response System transactions, changes to investment allocation for future contributions confirmed on a business day before 4 P.M. Eastern Time are effective on the day of your request. Changes that are confirmed after 4 P.M. Eastern Time or on a non-business day will be effective on the next business day. Changes confirmed after 4 P.M. Eastern time or a non-business day will be effective four days after the next business day after your request.

Enroll Form- 6/20